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                      AMES DEPARTMENT STORES, INC.         Exhibit 20
                         MAY RESULTS VS. PLAN              Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                      Fiscal 1997 YTD
                                                     --------------------
                                                       Actual   Plan (a)
                                                     ---------  ---------
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                       $46.1      $46.1

Cash Flow from Operations:
   Net Income (Loss)                                     (3.2)      (5.4)
   Non-Cash Income Tax Provision (Benefit)               (1.6)      (2.8)
   Other                                                  2.0        1.7
                                                     ---------  ---------
Cash Provided by (Used in) Operations                    (2.8)      (6.5)

Changes in Working Capital:
   FIFO Inventory (increase) decrease                   (68.7)     (77.4)
   Trade Payables increase (decrease)                     5.1       21.4
   All Other                                            (17.0)     (16.0)
                                                     ---------  ---------
Net Changes in Working Capital                          (80.6)     (72.0)

Capital Expenditures                                    (11.9)     (12.0)

Other:
   Short-Term Borrow.(Pymnts)- Revolver                  89.7       90.0
   Capital Lease Payments                                (1.0)      (0.9)
   Long-Term Debt Payments                               (9.4)      (9.4)
   Store Closing and Other                               (7.3)      (2.3)
                                                     ---------  ---------
Total Other                                              72.0       77.4
                                                     ---------  ---------

Increase (Decrease) in Cash & Cash Equivalents          (23.3)     (13.1)
                                                     ---------  ---------

Ending Cash & Cash Equivalents                          $22.8      $33.0
                                                     =========  =========

(a)As reported on Form 8-K dated February 27, 1997


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